Exhibit 1.A(8)(c)(v)

SERVICE AGREEMENT

     This Agreement is entered into and effective as of the 1st day of January, 1999, by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and SECURITY LIFE OF DENVER INSURANCE COMPANY ("Company").

     WHEREAS, FIIOC provides transfer agency and other services to Fidelity's Variable Insurance Products Fund, Variable Insurance Products Fund II and Variable Insurance Products Fund III (collectively "Funds"); and

     WHEREAS, the services provided by FIIOC on behalf of the Funds include responding to inquiries about the Funds, including the provision of information about the Funds' investment objectives, investment policies, portfolio holdings, etc.; and

     WHEREAS, Company and Southland Life Insurance Company (together "Affiliates") hold shares of the Funds in order to fund certain variable annuity contracts, group annuity contracts, and/or variable life insurance policies, the beneficial interests in which are held by individuals, plan trustees, or others who look to Affiliates to provide information about the Funds similar to the information provided by FIIOC; and

     WHEREAS, Affiliates and one or more of the Funds have entered into one or more Participation Agreements, under which Affiliates agree not to provide information about the Funds except for information provided by the Funds or their designees; and

     WHEREAS, FIIOC desires that Company shall cause Affiliates to be able to respond to inquiries about the Funds from individual variable annuity owners, participants in group annuity contracts issued by Affiliates and owners and participants under variable life insurance policies issued by Affiliates, and prospective customers for any of the above; and

     WHEREAS, FIIOC and Company recognize that Affiliates' efforts in responding to customer inquiries will reduce the burden that such inquiries would place on FIIOC should such inquiries be directed to FIIOC.

     NOW, THEREFORE, the parties do agree as follows:

     1. Information to be Provided to Affiliates. FIIOC agrees to provide to Affiliates, on a periodic basis, directly or through a designee, information about the Funds' investment objectives, investment policies, portfolio holdings, performance, etc. The content and format of such information shall be as FIIOC, in its sole discretion, shall choose. FIIOC may change the format and/or content of such informational reports, and the frequency with which such information is provided. For purposes of Section 4.2 of each of Affiliates' Participation Agreement(s) with the Funds, FIIOC represents that it is the designee of the Funds, and Affiliates may therefore use the information provided by FIIOC without seeking additional permission from the Funds.

     2. Use of Information by Affiliates. Affiliates may use the information provided by FIIOC in communications to individuals, plan trustees, or others who have legal title or beneficial interest in the annuity or life insurance products issued by Affiliates, and to prospective purchasers of such products or beneficial interests thereunder. If such information is contained as part of larger pieces of sales literature, advertising, etc., such pieces shall be furnished for review to the Funds in accordance with the terms of Affiliates' Participation Agreements with the Funds. Nothing herein shall give Affiliates the right to expand upon, reformat or otherwise alter the information provided by FIIOC. Affiliates acknowledge that the information provided them by FIIOC may need to be supplemented with additional qualifying information, regulatory disclaimers, or other information before it may be conveyed to persons outside Affiliates.

     3. Compensation to Company. In recognition of the fact that Company will cause Affiliates to respond to inquiries that otherwise would be handled by FIIOC, FIIOC agrees to pay Company a quarterly fee computed as follows:

     At the close of each calendar quarter, FIIOC will determine the Average Daily Assets held in the Funds by Affiliates. Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter divided by the number of calendar days in the quarter. The Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that sum shall be divided by four. The resulting number shall be the quarterly fee for that quarter, which shall be paid to Company during the following month.

     Should any Participation Agreement(s) between an Affiliate and any Fund(s) be terminated effective before the last day of a quarter, Company shall be entitled to a fee for that portion of the quarter during which the Participation Agreement was still in effect unless such termination is due to misconduct on the part of the Affiliate. For such a stub quarter, Average Daily Assets shall be the sum of the daily assets for each calendar day in the quarter through and including the date of termination of the Participation Agreement(s), divided by the number of calendar days in that quarter for which the Participation Agreement was in effect. Such Average Daily Assets shall be multiplied by 0.0004 (4 basis points) and that number shall be multiplied by the number of days in such quarter that the Participation Agreement was in effect, then divided by three hundred sixty-five. The resulting number shall be the quarterly fee for the stub quarter, which shall be paid to Company during the following month.

     Notwithstanding the foregoing, compensation for each calendar quarter will not exceed one million dollars ($ 1,000,000).

     4. Termination. This Agreement may be terminated by Company at any time upon written notice to FIIOC. FIIOC may terminate this Agreement at any time upon ninety (90) days' written notice to Company. FIIOC may terminate this Agreement immediately upon written notice to Company (1) if required by any applicable law or regulation, (2) if so required by action of the Fund(s) Board of Trustees, (3) if Company engages in any material breach of this Agreement or (4) if any Affiliate engages in any conduct which would constitute a material breach of this Agreement were the Affiliate a party to the Agreement. This Agreement shall terminate immediately and automatically with respect to an Affiliate upon the termination of that Affiliate's Participation Agreement(s) with the Funds, and in such event no notice need be given hereunder.

     5. Indemnification. Company agrees to indemnify and hold harmless FIIOC for any misuse by any Affiliate, their agents and/or brokers, and any persons controlling Company, under common control with Company, or controlled by Company, of the information provided by FIIOC under this Agreement.

     6. Applicable Law. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     7. Assignment. This Agreement may not be assigned, except that it shall be assigned automatically to any successor to FIIOC as the Funds' transfer agent, and any such successor shall be bound by the terms of this Agreement.

IN WITNESS WHEREOF, the parties have set their hands as of the date first written above.

FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

By: /s/ Robert E. Donelan
     Robert E. Donelan
     Vice President

     SECURITY LIFE OF DENVER INSURANCE COMPANY

By: /s/ Stephen M. Christopher
Name: Stephen M. Christopher
Title: President

AMENDMENT TO SERVICE AGREEMENT

     This Amendment to Service Agreement, effective as of the 1st day of January 1, 2000, modifies an agreement entered into by and between FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC. ("FIIOC") and SECURITY LIFE OF DENVER INSURANCE COMPANY ("Company") as of January 1, 1999.

     WHEREAS, the parties desire to clarify that the fees paid under the Agreement are in addition to the fees paid under the Service Contract; and

     WHEREAS, the parties desire that the fees paid under this Agreement more closely reflect the costs involved in FIIOC's transfer agency arrangements with the Fidelity mutual funds to which this Agreement relates, the parties do hereby agree as follows:

     1. Change in Compensation. Effective as of January 1, 2000, paragraph 3 of the Agreement is amended to change the annual compensation rate from 4 basis points to 5 basis points, by making the following changes: Each place that the figure 0.0004 appears, it is hereby replaced with the figure 0.0005, and each place that the words "four basis points" appear y they are hereby replaced with "five basis points".

     2. Condition Precedent. This Amendment shall be of no force and effect unless and until the Service Contract between Fidelity Distributors Corporation and Company relating to Fidelity's Variable Insurance Products Funds has been amended by mutual agreement of the parties effective as of January 1, 2000 reducing the annual rate of compensation under that agreement from six basis points to five basis points.

     IN WITNESS WHEREOF, the parties have set their hands below.

     SECURITY LIFE OF DENVER INSURANCE COMPANY

By: /s/ Jim Livingston
Name: Jim Livingston
Title: Executive Vice President

     FIDELITY INVESTMENTS INSTITUTIONAL OPERATIONS COMPANY, INC.

/s/ Jon Rounds
Jon Rounds
Executive Vice President

SERVICE CONTRACT

With Respect to Initial Class shares of:

(X) Variable Insurance Products Fund - High Income Portfolio
(X) Variable Insurance Products Fund - Equity-Income Portfolio
(X) Variable Insurance Products Fund - Growth Portfolio
(X) Variable Insurance Products Fund - Overseas Portfolio
(X) Variable Insurance Products Fund II - Investment Grade Bond Portfolio
(X) Variable Insurance Products Fund II - Asset Manager Portfolio
(X) Variable Insurance Products Fund II - Contrafund Portfolio
(   ) Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
(   ) Variable Insurance Products Fund III - Growth Opportunities Portfolio
(   ) Variable Insurance Products Fund III - Balanced Portfolio
(   ) Variable Insurance Products Fund III - Growth & Income Portfolio
(   ) Variable Insurance Products Fund III - Mid Cap Portfolio

To Fidelity Distributors Corporation:

We desire to enter into a Contract with you for activities in connection with (i) the distribution of shares of the funds noted above (the "Funds") of which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "Act") and for which you are the agent for the continuous distribution of shares, and (ii) the servicing of holders of shares of the Funds and existing and prospective holders of Variable Products (as defined below).

The terms and conditions of this Contract are as follows:

1. We shall provide distribution and certain shareholder services for our clients who own or are considering the purchase of variable annuity contracts or variable life insurance policies for which shares of the Funds are available as underlying investment options ("Variable Products"), which services may include, without limitation, answering questions about the Funds from owners of Variable Products; receiving and answering correspondence (including requests for prospectuses and statements of additional information for the Funds); performing sub-accounting with respect to Variable Products' values allocated to the Funds; preparing, printing and distributing reports of values to owners of Variable Products who have contract values allocated to the Funds; printing and distributing prospectuses, statements of additional information, any supplements to prospectuses and statements of additional information, and shareholder reports; preparing, printing and distributing marketing materials for Variable Products; assisting customers in completing applications for Variable Products and selecting underlying mutual fund investment options; preparing, printing and distributing subaccount performance figures for subaccounts investing in Fund shares; and providing other reasonable assistance in connection with the distribution of Fund shares to insurers.

2. We shall provide such office space and equipment, telephone facilities and personnel (which may be all or any part of the space, equipment and facilities currently used in our business, or all or any personnel employed by us) as is necessary or beneficial for us to provide information and services to existing and prospective owners of Variable Products, and to assist you in providing services with respect to Variable Products.

3. We agree to indemnify and hold you, the Funds, and the agents and affiliates of each, harmless from any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions, of or by us or our officers, employees or agents regarding the purchase, redemption, transfer or registration of Fund shares that underlie Variable Products of our clients. Such indemnification shall survive the termination of this Contract.

     Neither we nor any of our officers, employees or agents are authorized to make any representation concerning Fund shares except those contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by you, except with the permission of the Fund or you or the designee of either.

4. In consideration of the services and facilities described herein, we shall be entitled to receive, and you shall pay or cause to be paid to us, fees at an annual rate as set forth on the accompanying fee schedule. We understand that the payment of such fees has been authorized pursuant to, and shall be paid in accordance with, a Distribution and Service Plan approved by the Board of Trustees of the applicable Fund, by those Trustees who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Distribution and Service Plan or in any agreements related to the Distribution and Service Plan ("Qualified Trustees"), and by shareholders of such class; and that such fees are subject to change during the term of this Contract and shall be paid only so long as this Contract is in effect. We also understand and agree that, notwithstanding anything to the contrary, if at any time payment of all such fees would, in your reasonable determination, conflict with the limitations on sales or service charges set forth in Section 2830(d) of the NASD Conduct Rules, then such fees shall not be paid; provided that in such event each Fund's Board of Trustees may, but is not required to, establish procedures to pay such fees, or a portion thereof, in such manner and amount as they shall deem appropriate.

5. We agree to conduct our activities in accordance with any applicable federal or state laws and regulations, including securities laws and any obligation thereunder to disclose to our clients the receipt of fees in connection with their investment in Variable Products.

6. This Contract shall continue in force for one year from the effective date (see below), and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically subject to termination without penalty at any time if a majority of each Fund's Qualified Trustees or a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable class vote to terminate or not to continue the Distribution and Service Plan. Either of us also may cancel this Contract without penalty upon written notice to the other; and upon written notice to us, you may also amend or change any provision of this Contract. This Contract will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

7. All communications to you shall be sent to you at your offices, 82 Devonshire Street, Boston, MA 02109. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown in this Contract.

8. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

Very truly yours,

By:     /s/ Jim Livingston
Name:      Jim Livingston
Title:      Executive Vice President
Qualified Recipient:     ING America Equities, Inc. (Member NASD)
An affiliate of:     Security Life of Denver Insurance Company and Southland Life Insurance Company

1290 Broadway
Street

Denver     CO     80203
City     State     Zip Code

Date: 11-6-00

FIDELITY DISTRIBUTORS CORPORATION

By: /s/ Eric D. Roiter
     Eric D. Roiter
     Senior Vice President & General Counsel

NOTE: Please return TWO signed copies of this Service Contract to Fidelity Distributors Corporation. Upon acceptance, one countersigned copy will be returned to you.

For Internal Use Only:
Effective Date: January 1, 2000

FEE SCHEDULE FOR QUALIFIED RECIPIENTS OF

Variable Insurance Products Fund - High Income Portfolio
Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Investment Grade Bond Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
Variable Insurance Products Fund III - Growth Opportunities Portfolio
Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio
Variable Insurance Products Fund III - Mid Cap Portfolio

     (1) Those who have signed the Service Contract and who render distribution, administrative support and recordkeeping services as described in paragraph 1 of the Service Contract will hereafter be referred to as "Qualified Recipients."

     (2) A Qualified Recipient providing services pursuant to the Service Contract will be paid a quarterly fee at an annualized rate of five (5) basis points of the average aggregate net assets of its clients invested in Initial Class shares of the Funds listed above. In order to be assured of receiving full payment under this paragraph (2) for a given calendar quarter, a Qualified Recipient must have insurance company clients with a minimum of $100 million of average net assets in the aggregate in the Funds listed below. For any calendar quarter during which assets in these Funds are in the aggregate less than $100 million, the amount of qualifying assets may be considered to be zero for the purpose of computing the payments due under this paragraph (2), and the payments under this paragraph (2) may be reduced or eliminated.

Variable Insurance Products Fund - Equity-Income Portfolio
Variable Insurance Products Fund - Growth Portfolio
Variable Insurance Products Fund - Overseas Portfolio
Variable Insurance Products Fund II - Asset Manager Portfolio
Variable Insurance Products Fund II - Contrafund Portfolio
Variable Insurance Products Fund II - Asset Manager: Growth Portfolio
Variable Insurance Products Fund III - Growth Opportunities Portfolio
Variable Insurance Products Fund III - Balanced Portfolio
Variable Insurance Products Fund III - Growth & Income Portfolio
Variable Insurance Products Fund III - Mid Cap Portfolio